Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following registration statements on Forms S-8:
No. 33-80230
No. 333-32569
No. 333-57565
No. 333-99185
No. 333-62570
and the following registration statements on Forms S-3:
Amendment No. 1 to No. 33-84536
Amendment No. 4 to No. 333-70295
Post-Effective Amendment No. 1 to No. 333-92959
No. 333-103119
Amendment No. 1 to No. 333-123612
No. 333-126046
No. 333-135195
of our reports dated February 18, 2009 (May 4, 2009 as to Note 17), relating to the consolidated financial statements and financial statement schedules of Camden Property Trust appearing in this Current Report on Form 8-K of Camden Property Trust.
Houston, Texas
May 4, 2009